Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2026 with respect to the financial statements of PAVmed Inc. for the year ended December 31, 2025 included in the Annual Report on Form 10-K.

/s/ CBIZ CPAs P.C.

New York, NY

April 1, 2026